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                                                                Exhibit 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The 1996 Equity Incentive Plan, as amended, and The 1996 Employee Stock Purchase Plan, as amended, of ONYX Pharmaceuticals, Inc. of our report dated February 20, 1998, with respect to the financial statements and schedule of ONYX Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Palo Alto, California
July 31, 1998